Exhibit 8.3

16 May 2014

To:	Board of Directors

Tyco International plc

Melbourn Road

Bishopstown

County Cork

Ireland

Board of Directors

Tyco International Ltd

Victor von Bruns-Strasse 21

8212 Neuhausen am Rheinfall

Canton of Schaffhausen

Switzerland

Re:	Tyco International plc (the “Company”)

Dear Sirs,

1.	Basis of Opinion

We are acting as Irish counsel to the Company, registered number 543654, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Melbourn Road, Bishopstown, Cork, in connection with the proposed merger (the “Merger”) of Tyco International Ltd., a Swiss company limited by shares (“Tyco Swiss”) with and into the Company pursuant to a Merger Agreement (the “Merger Agreement”) referred to in the Registration Statement on Form S-4 to be filed with the United States Securities and Exchange Commission (the “SEC”) on or around the date hereof (the “Registration Statement”). In connection with the filing of the Registration Statement under the Securities Act of 1933, as amended, we are providing an opinion concerning certain Irish tax matters.

1.1

This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.2	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter; and

(b)	the documents listed in the schedule (the “Schedule”) to this opinion (the “Documents”).

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Merger other than the Registration Statement.

1.3

The opinions given in this Opinion are confined to and given in all respects on the basis of the laws of Ireland relating to tax in force as at the date hereof as currently applies by the courts of Ireland and on the basis of our understanding of the current practice of the Revenue Commissioners on the date hereof.

1.4

For the purpose of giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format. In addition, for the purpose of giving this opinion, we have relied on the Documents.

1.5

This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law or change in the practice of the Revenue Commissioners, which may occur after the date of this Opinion.

1.6

This Opinion represents our best legal judgment as to the matters addressed herein, but is not binding on the Irish Revenue Commissioners or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested would be sustained by a court.

2.	Opinion

Subject to the assumptions set out in this Opinion and to any matters not disclosed to us, we are of the opinion that the discussion in the Registration Statement under the heading “Material Tax Considerations – Irish Tax Considerations”, subject to the assumptions and qualifications set forth therein and herein, constitutes our opinion as to the material Irish tax consequences of the Merger pursuant to the Merger Agreement.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

3.1

the Merger will be validly consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement, without the waiver of any conditions to any party’s obligation to effect the Merger;

3.2

the completeness and authenticity of all Documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.3

where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.4	that there has been (or will be by the date of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness of these documents; and

3.5	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents.

4.	Disclosure

This Opinion is addressed to you in connection with the filing of the Registration Statement, and is not to be relied upon for any other purpose. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and to the use of our name in the proxy statement that is part of the Registration Statement.

The opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully,

/s/ Arthur Cox

ARTHUR COX

SCHEDULE

The Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC.

2.	Deed poll relating to all the assets and liabilities of Tyco Swiss in the form referred to in the Registration Statement regarding, among other things, the merger pursuant to Swiss law.

3.	The Merger Agreement in the form referred to in the Registration Statement and entered into by the Company and Tyco Swiss.

4.

Such other instruments and documents relating to the organisation and operation of the Company and Tyco Swiss, and to the consummation of the Merger, as we have deemed necessary or appropriate for the purposes of our opinion.

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